                                                            Exhibit 13


                                 DTM CORPORATION
                               1611 Headway Circle
                                   Building 2
                            Austin, Texas 78754-5138


                                 March 17, 2001


3D Systems Corporation
26081 Avenue Hall
Valencia, California  91355



                            Confidentiality Agreement



Ladies and Gentlemen:

     In connection with the possible transaction (the "Proposed Transaction") between DTM Corporation (together with its subsidiaries, "DTM") and 3D Systems Corporation (together with its subsidiaries, "3D"), and in order to allow DTM and 3D to evaluate the Proposed Transaction, each of DTM and 3D have and will deliver to the other party hereto, upon the execution and delivery of this letter agreement by such other party, certain information about its properties, employees, finances, businesses and operations (such party when disclosing such information being the "Disclosing Party" and when receiving such information being the "Receiving Party"). All information (i) about the Disclosing Party or
(ii) about a third party (which information was provided to the Disclosing Party subject to a confidentiality agreement with such third party) furnished by the Disclosing Party or its Representatives (as defined below) to the Receiving Party or its Representatives, whether furnished before or after the date hereof in connection with the Proposed Transaction, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Evaluation Material." Evaluation Material shall not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this letter agreement; (ii) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives;
(iii) becomes available to the Receiving Party on a nonconfidential basis from a person other than the Disclosing Party or its Representatives who is not otherwise bound by a confidentiality agreement with the Disclosing Party or any of its Representatives, or is otherwise not known to the Receiving Party to be under an obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party; or (iv) was independently developed by the Receiving Party without reference to or use of the Evaluation Material. For purposes of this letter agreement, (i) "Representative" shall mean, as to any person, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, attorneys and accountants) and debt and equity financing sources and their advisors and Representatives (but shall not include any debt and equity financing sources that enter into a confidentiality agreement reasonably acceptable to the Disclosing Party, which either names Disclosing Party as a third party beneficiary or to which Disclosing Party is made a party, and an executed copy of which is provided to Disclosing Party); and (ii) "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

     Subject to the immediately succeeding paragraph, unless otherwise agreed to in writing by the Disclosing Party, the Receiving Party (i) except as required by law, rule or regulation, shall keep all Evaluation Material confidential, shall not disclose or reveal any Evaluation Material to any person other than its Representatives who are actively and directly participating in its evaluation of the Proposed Transaction or who otherwise need to know the Evaluation Material for the purpose of evaluating the Proposed Transaction and shall cause those persons to observe the terms of this letter agreement; (ii) shall not use Evaluation Material for any purpose other than in connection with its evaluation of the Proposed Transaction or the consummation of the Proposed Transaction in a manner that the Disclosing Party has approved; and (iii) except as required by law, rule or regulation, shall not disclose to any person (other than those of its Representatives who are actively and directly participating in its evaluation of the Proposed Transaction or who otherwise need to know for the purpose of evaluating the Proposed Transaction, which Representatives it shall cause to observe the terms of this agreement,) any information about the Proposed Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or the fact that Evaluation Material has been made available to the Receiving Party or its Representatives. The Receiving Party shall be responsible for any breach of the terms of this letter agreement by it and secondarily responsible for any breach of the terms of this letter agreement by its Representatives. The parties agree that notwithstanding the generality of the foregoing, the existence of any discussions shall not be disclosed in any court, governmental or other similar proceeding except as expressly permitted herein.

     Notwithstanding the definition of Evaluation Material, nothing contained herein shall be deemed to prohibit the Disclosing Party or the Receiving Party from utilizing any information obtained pursuant to discovery or other mediation, arbitration, court, or administrative proceedings even though such information also was provided hereunder as Evaluation Material; provided that neither the Disclosing Party or the Receiving Party shall utilize any Evaluation Material in connection with such proceeding unless acquired in such proceeding.

     In the event that the Receiving Party or any of its Representatives are requested pursuant to, or required by, applicable law or regulation (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation system on which any of the Receiving Party's securities are listed or quoted) or by legal process to disclose any Evaluation Material or any other information concerning the Disclosing Party or the Proposed Transaction, the Receiving Party shall provide the Disclosing Party with prompt notice of such request or requirement in order to enable the Disclosing Party (i) to seek an appropriate protective order or other remedy, (ii) to consult with the Receiving Party with respect to the Receiving Party's taking steps to resist or narrow the scope of such request or legal process, or (iii) to waive compliance, in whole or in part, with the terms of this letter agreement. In the event that such protective order or other remedy is not obtained, or the Disclosing Party waives compliance, in whole or in part, with the terms of this letter agreement, the Receiving Party or its Representative shall use good faith efforts to disclose only that portion of the Evaluation Material which is legally required to be disclosed and to cooperate with the Disclosing Party in its efforts to obtain reliable assurance that all Evaluation Material that is so disclosed will be accorded confidential treatment to the fullest extent available. In the event that the Receiving Party or its Representatives, as the case may be, shall have complied with the provisions of this paragraph, such disclosure may be made by the Receiving Party or its Representatives, as applicable, without any liability hereunder.

     For a period (the "Restricted Period") commencing with the date of this letter agreement and ending on the earlier of (i) 15 months after the termination of discussions between the parties with respect to a Proposed Transaction and (ii) the occurrence of a "Significant Event" (as defined below), neither party hereto nor any of its Representatives shall, without the prior written consent of the other party or its board of directors or any committee thereof delegated the responsibility for such matters:

     (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the other party or any subsidiary of the other party, or of any successor to or person in control of the other party, or any material assets of the other party or any subsidiary or division of the other party or of any such successor or controlling person;

     (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission (the "SEC")), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the other party;

     (c) make any public announcement with respect to, or submit a proposal or offer (with or without conditions) in connection with any of the foregoing;

     (d)  form, join or in any way participate in a "group" as defined in
          Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with any of the foregoing;

     (e) otherwise act or seek to control or influence the management, Board of Directors or policies of the other party;

     (f) take any action that could reasonably be expected to require the other party to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above; or

     (g) request the other party or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph.

During the Restricted Period, each party hereto shall promptly advise the other party of any inquiry or proposal made to it with respect to any of the foregoing. For purposes of this letter agreement, (i) "Significant Event" shall mean, with respect to each of the parties hereto, any of (A) the acquisition by any person or "13D Group" (as defined below) of beneficial ownership of "Voting Securities" (as defined below) of such party representing 15% or more of the then outstanding Voting Securities of such party; (B) the announcement or commencement by any person or 13D Group of a tender or exchange offer to acquire Voting Securities of such party which, if successful, would result in such person or 13D Group owning, when combined with any other Voting Securities of such party owned by such person or 13D Group, 15% or more of the then outstanding Voting Securities of such party; or (C) the entry into by such party, or determination by such party to seek to enter into, any merger, sale or other business combination transaction pursuant to which the outstanding shares of common stock of such party would be converted into cash or securities of another person or 13D Group or 50% or more of the then outstanding shares of common stock of such party would be owned by persons other than the then current holders of shares of common stock of such party, or which would result in all or a substantial portion of such party's assets being sold to any person or 13D Group; (ii) "Voting Securities" shall mean, with respect to each party hereto, at any time shares of any class of capital stock of such party which are then entitled to vote generally in the election of directors; provided, that for purposes of this definition any securities which at such time are convertible or exchangeable into or exercisable for shares of common stock of such party shall be deemed to have been so converted, exchanged or exercised; and (iii) "13D Group" shall mean, with respect to the Voting Securities of each party hereto, any group of persons formed for the purpose of acquiring, holding, voting or disposing of such Voting Securities which would required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on
Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of the total combined voting power of all such Voting Securities then outstanding.

     For a period of two (2) years subsequent to the termination of discussions between the parties with respect to the Proposed Transaction, neither party shall, without prior written consent of the other party, directly or indirectly solicit for hire, any person currently employed by the other party (or any of its subsidiaries); provided, however, that the foregoing provision shall not prevent either party, without such consent, from employing any employee who (i) contacts the hiring party directly at his or her own initiative without any direct or indirect solicitation by or encouragement from the hiring party or
(ii) responds to a mass media solicitation or advertisement consistent with the hiring party's past practices that is not directed at employees of the other party.

     To the extent that any Evaluation Material may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Evaluation Material provided by a party that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges to the fullest extent available under applicable law. Nothing in this letter agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

     If either party hereto shall determine that it does not wish to proceed with the Proposed Transaction, such party shall promptly advise the other party of that decision. In that case, or in the event that the Disclosing Party, in its sole discretion, so requests or the Proposed Transaction is not consummated by the Receiving Party, the Receiving party shall, upon the Disclosing Party's written request, promptly deliver to the Disclosing Party all Evaluation Material, and, at the Receiving Party's election, return or destroy (provided that any such destruction shall be certified by a duly authorized Representative of the Receiving Party) all copies, reproductions, summaries, analyses or extracts thereof, including any electronic or computer file copies, or based thereon in the Receiving Party's possession or in the possession of any Representative of the Receiving Party.

     Subject to the terms and conditions of a definitive agreement regarding the Proposed Transaction and without prejudice thereto, each party hereto acknowledges that neither it nor its Representatives nor any of the officers, directors, employees, agents or controlling persons of such Representatives makes any express or implied representation or warranty as to the completeness of the Evaluation Material. The Receiving Party shall not be entitled to rely on the completeness of any Evaluation Material, but shall be entitled to rely solely on such representations and warranties regarding the completeness of the Evaluation Material as may be made to it in any definitive agreement relating to the Proposed Transaction, subject to the terms and conditions of such agreement.

     Until a definitive agreement regarding the Proposed Transaction has been executed by the parties hereto and subject to the terms and conditions of that certain letter agreement dated as of March 17, 2001 between the company and the Interested Party (the "Exclusivity Agreement"), neither party hereto shall be under any legal obligation or have any liability to the other party of any nature whatsoever with respect to the Proposed Transaction by virtue of this letter agreement or otherwise (other than with respect to the confidentiality and other matters set forth herein). Subject to the terms and conditions of the Exclusivity Agreement, each party hereto and its Representatives (i) may conduct the process that may or may not result in the Proposed Transaction in such manner as such party, in its sole discretion, may determine (including, without limitation, negotiating and entering into a definitive agreement with any third party without notice to the other party) and (ii) reserves the right to change (in its sole discretion, at any time and without notice to such other party) the procedures relating to the consideration of the Proposed Transaction (including, without limitation, terminating all further discussions with the other party and requesting that such other party return or destroy the Evaluation Material as described above).

     Without prejudice to the rights and remedies otherwise available to either party hereto, each party shall be entitled to equitable relief by way of injunction or otherwise if the other party or any of its Representatives breach or threaten to breach any of the provisions of this letter agreement. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines in a final order from which there is no appeal that this letter agreement has been breached by a party or by its Representatives, the breaching party or the party whose Representatives have breached this letter agreement, as the case may be, will reimburse the other party for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with the enforcement of this letter agreement and such litigation.

     It is further understood and agreed that no failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its principles or rules regarding conflicts of laws, other than such principles directing application of Texas law.

     This letter agreement contains the entire agreement between the parties hereto concerning confidentiality of the Evaluation Material, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon either party hereto, unless approved in writing by each such party. This letter agreement supersedes and replaces the Mutual Non-Disclosure Agreement dated January 25, 2000 entered into previously between the parties; provided that the restrictions imposed by such previous letter agreement shall remain in effect for periods prior to the date hereof.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.


                              DTM CORPORATION


                              By:  /s/    Anthony Mariotti
                                  --------------------------------------------
                                  Name:  Anthony Mariotti
                                  Title: Director, Member of Special Committee





ACCEPTED AND AGREED as of
   the date hereof:

3D SYSTEMS CORPORATION


By:   /s/    Brian K. Service
     ---------------------------------------------
     Name:   Brian K. Service
     Title:  President and Chief Executive Officer

                      ACKNOWLEDGEMENT SIGNATURE PAGE FOR 3D
                        DEBT AND EQUITY FINANCING SOURCES


     The undersigned hereby agrees to be bound the terms of the letter agreement between DTM Corporation and 3D Systems Corporation to which this acknowledgement page is attached.


----------------------
Name of Representative


By:
   -------------------
Name:
      ----------------
Title:
      ----------------
Dated:
      ----------------